EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Hershey Foods Corporation:

We consent to the incorporation by reference in the registration statements (File No. 333-25853, File No. 333-33507, File No. 33-45431, File No. 33-45556, File No. 333-52509 and File No. 333-107706) on Forms S-8 and S-3 of Hershey Foods Corporation of our reports dated March 3, 2005, with respect to the consolidated balance sheets of Hershey Foods Corporation and subsidiaries as of December 31, 2004 and 2003, the related consolidated statements of income, cash flows and stockholders’ equity for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 Annual Report on Form 10-K of Hershey Foods Corporation.

Our report on the consolidated financial statements refers to the Corporation’s adoption of Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51, on June 30, 2003.

  /s/KPMG LLP

New York, New York
March 7, 2005